                                                                    EXHIBIT 15.4

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------

     We consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-13270, 333-11220, 333-1946, 333-10794, 333-113552 and
333-132221) of Magic Software Enterprises Ltd., of our report dated January 21,
2005 with respect to the financial statements of Magic Software Japan K.K. as of
December 31, 2004 and for the year then ended, which report appears in the
Annual Report on Form 20-F of Magic Software Enterprises Ltd. for the year ended
December 31, 2006.

                                            /s/ Grant Thornton Taiyo ASG

                                            Certified Public Accountants

Tokyo, Japan
June 25, 2007